UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2004

Analogic Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-977-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On December 13, 2004, Analogic Corporation (the "Company") issued a press release containing certain information about revenues for the fiscal year ended July 31, 2004. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 7, 2004, the Audit Committee of the Board of Directors of the Company (the "Audit Committee") and the management of the Company concluded that the financial statements of the Company included in its Quarterly Reports on Form 10-Q for the interim fiscal periods ended October 31, 2003, January 31, 2004 and April 30, 2004, the financial information included in its press release dated September 22, 2004 announcing financial results for the fiscal year and quarter ended July 31, 2004, and all other earnings releases and similar communications of the Company relating to all such fiscal periods, should no longer be relied upon. The Audit Committee and the management of the Company determined that the Company will have to restate its financial statements for the fiscal year ended July 31, 2004 and the interim periods within that year to reflect the appropriate accounting treatment for certain transactions by its subsidiary, Camtronics Medical Systems ("Camtronics"). These restatements will primarily involve a deferral of Camtronics’ revenues and associated costs from the fiscal period in which they were originally recorded to subsequent fiscal periods. Analogic is currently assessing whether it will have to restate its financial statements for any periods prior to fiscal 2004 as a result of Camtronics’ revenue recognition issues.

The restatements are required due to the incorrect application of software revenue recognition procedures with respect to certain Camtronics’ transactions. Under software revenue recognition rules, Camtronics is not permitted to recognize revenue on a multiple-element software arrangement until such time as Camtronics has delivered or performed all elements of the arrangement. Although in the case of a majority of the Camtronics transactions underlying the restatements Camtronics has delivered and the customer has paid for the software, Camtronics is prohibited from recognizing any revenue from the transaction because some element of the transaction—such as the delivery of a software upgrade or the performance of customization or data migration services—has not been delivered or performed. The Company believes that all of the Camtronics transactions in question represent bona fide customer sales and that the revenue that has been reversed as part of these restatements will be recognized in future fiscal periods.

The Audit Committee and the management of the Company discussed the matters disclosed in this filing with PricewaterhouseCoopers LLP, the Company’s independent accountants.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

December 13, 2004	By:	/s/ John J. Millerick

Name: John J. Millerick
Title: Sr. Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 13, 2004